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                                                              RULE NO. 424(b)(3)
                                                      REGISTRATION NO. 333-70255


                 Prospectus Supplement No.8 dated June 16, 2000
                    to the Prospectus (the "Prospectus") of
                     United Rentals, Inc. (the "Company"),
                             dated January 7, 1999
                (included in Registration Statement on Form S-3,
                          Registration No. 333-70255)

     The Prospectus indicates that Leroy F. Hoyer is a selling security holder with respect to 212,015 shares of Common Stock of the Company (the "Shares"). Leroy F. Hoyer has transferred 85,000 Shares to Leroy F. Hoyer TTEE, Anna H. Hoyer TTEE U/A DTD 06/30/1999 by Leroy F. Hoyer Rev Trust and, as a result, Leroy F. Hoyer is now a selling security holder for purposes of the Prospectus with respect to 127,015 Shares, and Leroy F. Hoyer TTEE, Anna H. Hoyer TTEE U/A DTD 06/30/1999 by Leroy F. Hoyer Rev Trust is now a selling security holder for purposes of the Prospectus with respect to 85,000 Shares.